                         LICENSE AND COLLABORATION AGREEMENT

                                       BETWEEN

                                 SCHERING CORPORATION

                                         AND

                              CORVAS INTERNATIONAL, INC.

                                  TABLE OF CONTENTS
                                                                            Page
                                                                            ----

ARTICLE 1

DEFINITIONS................................................................. 1.
    1.1  "ACCEPTANCE CRITERIA".............................................. 1.
    1.2  "ADDITIONAL ACTIVITY COMPOUNDS".................................... 1.
    1.3  "AFFILIATE"........................................................ 1.
    1.4  "BACK-UP COMPOUNDS"................................................ 2.
    1.5  "CANDIDATE COMPOUNDS............................................... 2.
    1.6  "CEO".............................................................. 2.
    1.7  "CORVAS INDEMNIFIED PARTY"......................................... 2.
    1.8  "CORVAS INVENTIONS"................................................ 2.
    1.9  "CORVAS KNOW-HOW".................................................. 2.
    1.10 "CORVAS PATENT RIGHTS"............................................. 2.
    1.11 "DESCRIPTION OF DISPUTE"........................................... 2.
    1.12 "DISPUTE".......................................................... 2.
    1.13 "EARNED ROYALTY"................................................... 2.
    1.14 "EPO".............................................................. 3.
    1.15 "FDA".............................................................. 3.
    1.16 "FIELD"............................................................ 3.
    1.17 "FTE".............................................................. 3.
    1.18 "GLP".............................................................. 3.
    1.19 "HCV ACTIVITY COMPOUNDS"........................................... 3.
    1.20 "HRD".............................................................. 3.
    1.21 "IND".............................................................. 3.
    1.22 "INDEPENDENT INVENTIONS"........................................... 3.
    1.23 "INITIAL LEAD CRITERIA"............................................ 3.
    1.24 "JOINT INVENTIONS"................................................. 3.
    1.25 "KNOW-HOW"......................................................... 3.
    1.26 "LICENSED PRODUCT"................................................. 3.
    1.27 "NDA".............................................................. 4.
    1.28 "NET SALES"........................................................ 4.
    1.29 "NON-COLLABORATION COMPOUNDS"...................................... 4.
    1.30 "PRODUCT PLAN"..................................................... 4.
    1.31 "PUBLICATION NOTICE"............................................... 4.
    1.32 "REPRESENTATIVES".................................................. 4.
    1.33 "RESEARCH COMMITTEE"............................................... 4.
    1.34 "RESEARCH PROGRAM"................................................. 4.
    1.35 "RESEARCH PROGRAM TERM"............................................ 4.
    1.36 "SCHERING INDEMNIFIED PARTY"....................................... 4.
    1.37 "SCHERING INDEPENDENT RESEARCH".................................... 4.
    1.38 "SCHERING INVENTIONS".............................................. 5.
    1.39 "SCHERING KNOW-HOW"................................................ 5.



                                          i.

                                  TABLE OF CONTENTS
                                     (CONTINUED)

                                                                           PAGE
                                                                           ----

    1.40 "SCHERING PATENT RIGHTS"........................................... 5.
    1.41 "SCHERING-PLOUGH AGREEMENT"........................................ 5.
    1.42 "SCHERING TECHNOLOGY".............................................. 5.
    1.43 "TERRITORY"........................................................ 5.
    1.44 "TITLE 11"......................................................... 5.
    1.45 "TRADEMARK"........................................................ 5.
    1.46 "VALID CLAIM"...................................................... 5.
    1.47 "WORLDWIDE NET SALES".............................................. 5.




ARTICLE 2

RESEARCH PROGRAM............................................................ 6.
    2.1  Corvas Work........................................................ 6.
    2.2  Schering Work...................................................... 6.
    2.3  Research Program Funding........................................... 6.
    2.4  Research Committee................................................. 6.
    2.5  Candidate Compound Acceptance; Back-up Compounds................... 7.
    2.6  Research Program Reports........................................... 8.
    2.7  Research Program Term.............................................. 8.
    2.8  Research Program Term Extension.................................... 8.

ARTICLE 3

LICENSE GRANTS; SUBLICENSES................................................. 8.
    3.1  Exclusive License Grant............................................ 8.
    3.2  Sublicenses........................................................ 9.
    3.3  Non-exclusive License Grant........................................ 9.
    3.4  Research License Grant.............................................10.
    3.5  First Negotiation..................................................10.
    3.6  No Corvas Obligation with Respect to Non-Collaboration HCV Activity
         Compound...........................................................10.
    3.7  Additional Activity Compound.......................................11.

ARTICLE 4

PAYMENTS.....................................................................11.


                                         ii.

                                  TABLE OF CONTENTS
                                     (CONTINUED)

                                                                           PAGE
                                                                           ----

    4.1  License Fee........................................................11.
    4.2  Initial Lead Identification Payment................................11.
    4.3  First Candidate Compound Acceptance Payment........................12.
    4.4  Milestone Payments.................................................12.
    4.5  Royalty Payment Dates..............................................12.
    4.6  Direct Affiliate Licenses..........................................13.
    4.7  Place of Royalty Payment and Currency Conversions..................13.
    4.8  Royalties on Resales...............................................13.
    4.9  Duration of Royalty Payments.......................................14.
    4.10 Maintenance of Royalty Records.....................................14.
    4.11 Compulsory Royalties...............................................14.

ARTICLE 5

DILIGENCE...................................................................14.
    5.1  Schering Reports...................................................14.
    5.2  Schering Diligence.................................................15.

ARTICLE 6

OWNERSHIP OF INTELLECTUAL PROPERTY..........................................15.
    6.1  Corvas Intellectual Property.......................................15.
    6.2  Schering Intellectual Property.....................................16.
    6.3  Joint Intellectual Property........................................16.
    6.4  Independent Inventions.............................................16.

ARTICLE 7

CONFIDENTIALITY OBLIGATIONS.................................................16.

ARTICLE 8

INTELLECTUAL PROPERTY.......................................................17.
    8.1  Trademarks.........................................................17.
    8.2  Patents............................................................17.
    8.3  Prosecution and Maintenance........................................18.
    8.4  Patent Extensions..................................................18.
    8.5  Third Party Infringements..........................................19.


                                         iii.

                                  TABLE OF CONTENTS
                                     (CONTINUED)

                                                                           PAGE
                                                                           ----

ARTICLE 9

TERM AND TERMINATION........................................................19.
    9.1  Term...............................................................19.
    9.2  Termination for Breach.............................................19.
    9.3  Voluntary Schering Termination.....................................20.
    9.4  Automatic Termination..............................................20.
    9.5  Post Termination Royalties.........................................20.
    9.6  Post Termination Product Sales.....................................20.
    9.7  Insolvency and Bankruptcy..........................................21.
    9.8  Rights Upon Termination............................................22.

ARTICLE 10

WARRANTIES AND COVENANTS....................................................23.
    10.1 Authority..........................................................23.
    10.2 No Conflicting Undertakings........................................23.
    10.3 No Conflicting Future Actions......................................23.
    10.4 No Guarantee of Research Program Success...........................23.
    10.5 Corvas Ownership of Patents........................................23.
    10.6 Compliance with Agreement and Laws.................................23.
    10.7 No Government Rights to Licensed Property..........................24.
    10.8 No Third Party Rights to Compounds.................................24.
    10.9 Negative Covenants. ...............................................24.

ARTICLE 11

INDEMNITY...................................................................24.
    11.1 Schering Indemnity.................................................24.
    11.2 Corvas Indemnity...................................................24.
    11.3 Indemnity Obligations..............................................25.
    11.4 Liability Insurance................................................25.

ARTICLE 12

MISCELLANEOUS...............................................................25.
    12.1 Waiver.............................................................25.
    12.2 Notices............................................................25.
    12.3 Applicable Law.....................................................26.


                                         iv.

                                  TABLE OF CONTENTS
                                     (CONTINUED)

                                                                           PAGE
                                                                           ----

    12.4  Dispute Resolution................................................26.
    12.5  Captions..........................................................27.
    12.6  Entire Agreement and Amendment....................................27.
    12.7  Assignment........................................................27.
    12.8  Survival of Terms.................................................27.
    12.9  No Agency.........................................................27.
    12.10 Severability......................................................27.
    12.11 Express and Implied Licenses......................................28.
    12.12 Force Majeure.....................................................28.
    12.13 Publicity.........................................................28.
    12.14 Counterparts......................................................28.
    12.15 Cooperation.......................................................28.
    12.16 Publication.......................................................28.


EXHIBITS:

    A  - Research Program
    B  - Initial Lead Criteria
    C  - Acceptance Criteria
    D  - Licensed Products
    E  - Corvas Schedule of Exceptions
    F  - Arbitration
    G  - Press Release
    H  - HCV Activity Criteria
    I  - Back-up Compound Criteria
    J  - Additional Activity Criteria


                                          v.

                         INDEX OF OCCURRENCE OF DEFINED TERMS

TERM                                   PAGE NO.

Acceptance Criteria                    1., 7., 8., 20.
Additional Activity Compounds          1., 11.
Affiliate                              1., 4., 13., 24., 27.
Back-up Compounds                      2., 8., 16.
Candidate Compounds                    2., 7., 16., 20., 22., 24.
CEO                                    2., 26.
Corvas Indemnified Party               2., 24.
Corvas Inventions                      2., 16.
Corvas Know-How                        2., 9., 16.
Corvas Patent Rights                   2., 5., 9., 17., 18., 19., 23.
Description of Dispute                 2., 26.
Dispute                                2., 26.
Earned Royalty                         2., 13., 14.
EPO                                    3., 18.
FDA                                    3., 12., 28.
Field                                  3., 16.
FTE                                    3., 6.
GLP                                    3., 11.
HCV Activity Compounds                 3., 9.
HRD                                    3., 15.
IND                                    3., 12.
Independent Inventions                 3., 16.
Initial Lead Criteria                  3., 7., 11., 12., A-2, A-3
Joint Inventions                       2., 3., 5., 16., 18.
Know-How                               3., 5., 16.
Licensed Product                       2., 3., 4., 5., 7., 12., 13., 14., 15.,
                                       16., 17., 18.,20., 21., 22., 24.,...

NDA                                    4., 12., 14., 15.
Net Sales                              4., 12., 13., 14., 19., 20.
Non-Collaboration Compounds            4.
Product Plan                           4., 14.
Publication Notice                     4., 28., 29.
Representatives                        4., 26.
Research Committee                     4., 6., 7., 11., 20.
Research Program                       2., 3., 4., 5., 6., 7., 8., 16., 23.
Research Program Term                  2., 4., 5., 6., 7., 8., 20.
Schering Indemnified Party             4., 25.
Schering Independent Research          4., 16.
Schering Inventions                    5., 16.


                                         vi.

Schering Know-How                      5.
Schering Patent Rights                 5.
Schering-Plough Agreement              5.
Schering Technology                    5., 20., 22.
Territory                              2., 4., 5., 9., 14., 20., 22., 23., 24.
Title 11                               5., 21.
Trademark                              5., 17.
Valid Claim                            5., 9., 14.
Worldwide Net Sales                    2., 5.


                                         vii.

                         LICENSE AND COLLABORATION AGREEMENT


    THIS LICENSE AND COLLABORATION AGREEMENT ("AGREEMENT"), effective as of the 11th day of June, 1997 (the "EFFECTIVE DATE"), is made by and between CORVAS INTERNATIONAL, INC., a corporation of the State of Delaware ("CORVAS"), and SCHERING CORPORATION, a corporation of the State of New Jersey ("SCHERING").

                                 W I T N E S S E T H:

    WHEREAS, Corvas owns certain technology relating to design and development of transition state-based chemical entities that may be inhibitors of proteases of the Hepatitis C virus;

    WHEREAS, Schering has experience and a unique commercial position in the field of treatment of Hepatitis C;

    WHEREAS, Schering desires an exclusive license to chemical entities that are transition state-based inhibitors of proteases of the Hepatitis C virus that are suitable for treatment of Hepatitis C and Corvas desires to grant such an exclusive license, pursuant to the terms of this Agreement;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the parties agree as follows:


                                      ARTICLE 1

                                     DEFINITIONS

    As used in this Agreement, the following terms have the following meanings, and the singular shall include the plural and vice versa as the context requires:

    1.1 "ACCEPTANCE CRITERIA" shall mean those standards described on Exhibit C hereto, as such Exhibit may be amended from time to time by mutual written agreement of the parties.

    1.2 "ADDITIONAL ACTIVITY COMPOUNDS" means HCV Activity Compounds meeting the "Additional Activity Criteria" set forth in Exhibit J.

    1.3 "AFFILIATE" means any company or organization controlling, controlled by, or under common control with Schering or Corvas, as the case may be. For this purpose, the terms control, controlled and controlling mean the possession of the power to direct or cause the direction of the management and the policies of an entity, whether through ownership directly or indirectly of over fifty percent (50%) of the stock entitled to vote, and for non-stock


                                          1.

organizations, the right to receive over fifty percent (50%) of the profits by contract or otherwise.

    1.4 "BACK-UP COMPOUNDS" means Candidate Compounds meeting the criteria set forth in Exhibit I.

    1.5 "CANDIDATE COMPOUNDS" means chemical entities designed or identified by Corvas as of the Effective Date or pursuant to the Research Program that are inhibitors of at least [ *** ] of the Hepatitis C virus.

    1.6  "CEO" shall have the meaning assigned to it in Paragraph 12.4.

    1.7 "CORVAS INDEMNIFIED PARTY" shall have the meaning assigned to it in Paragraph 11.1.

    1.8 "CORVAS INVENTIONS" shall have the meaning assigned to it in Paragraph 6.1.

    1.9 "CORVAS KNOW-HOW" means any Know-How which is necessary for making, using or selling any Licensed Product and which is owned or controlled by Corvas or a Corvas Affiliate, as of the Effective Date or during the Research Program Term, and which Corvas or such Affiliate has a right to disclose and license to Schering, including Corvas' rights in Joint Inventions to the extent not included in Corvas Patent Rights. Expressly excluded from Corvas Know-How is Know-How directly related to (i) technology generally useful to impart oral activity to a molecule or (ii) technology generally useful for the design, preparation or screening of transition state chemical libraries.

    1.10 "CORVAS PATENT RIGHTS" means Corvas' rights in all patents (including inventors' certificates, reissues, reexaminations, extensions or other governmental actions which extend any of the subject matter of a patent, and any substitutions, confirmations, registrations or additions of or to any of the foregoing) issuing from any application (including any provisionals, divisionals, continuations and continuations-in-part) filed to protect Corvas Inventions or Corvas' interest in Joint Inventions, or otherwise filed to protect either (i) a transition state-based inhibitor of the [ *** ] of the Hepatitis C virus existing within Corvas Know-How as of the Effective Date or
(ii) an inhibitor of the Hepatitis C viral proteases within Corvas Know-How arising from the Research Program. Expressly excluded from Corvas Patent Rights are Corvas' rights in any patent, directly related to (i) technology generally useful to impart oral activity to a molecule or (ii) technology generally useful for the design, preparation or screening of transition state chemical libraries.

    1.11 "DESCRIPTION OF DISPUTE" shall have the meaning assigned to it in Paragraph 12.4.

    1.12 "DISPUTE" shall have the meaning assigned to it in Paragraph 12.4.

    1.13 "EARNED ROYALTY" means [ *** ] of annual Net Sales of each Licensed Product in the Territory during any calendar year based upon Worldwide Net Sales of each

                          * CONFIDENTIAL TREATMENT REQUESTED
                                          2.

Licensed Product during each such calendar year of up to [ *** ] and [ *** ] of each such Net Sales based upon Worldwide Net Sales in excess of [ *** ] during any calendar year.

    1.14 "EPO" shall have the meaning assigned to it in Paragraph 8.3.

    1.15 "FDA" means the United States Food and Drug Administration or any corresponding foreign drug registration governmental authority.

    1.16 "FIELD" means the treatment or prevention of Hepatitis C infections in humans and/or animals.

    1.17 "FTE" means a full-time equivalent of one scientific or technical person performing work as part of the Research Program.

    1.18 "GLP" means the standard for good laboratory practices as promulgated by the FDA in effect at a particular time.

    1.19 "HCV ACTIVITY COMPOUNDS" means Candidate Compounds (other than Licensed Products or Back-Up Compounds) or Non-Collaboration Compounds meeting the "HCV Activity Criteria" set forth in Exhibit H.

    1.20 "HRD" means a health registration dossier or its equivalent filed in any country outside the United States and which is analogous to an NDA including, where applicable, applications for pricing, pricing reimbursement approval, labeling and regulatory approval.

    1.21 "IND" means an Investigational New Drug Application or its equivalent for initiating clinical trials in the United States or any corresponding foreign application, registration or certification.

    1.22 "INDEPENDENT INVENTIONS" shall have the meaning assigned to it in Paragraph 6.4.

    1.23 "INITIAL LEAD CRITERIA" means the criteria set forth in Exhibit B.

    1.24 "JOINT INVENTIONS" shall have the meaning assigned to it in Paragraph 6.3.

    1.25 "KNOW-HOW" means all ideas, inventions, data, results, instructions, processes, formulas, expert opinion and information, including, without limitation, biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, clinical, safety, manufacturing and quality control data and information.

    1.26 "LICENSED PRODUCT" means anything containing or derived from a Candidate Compound accepted by Schering for development pursuant to Paragraph 2.5.

                          * CONFIDENTIAL TREATMENT REQUESTED
                                          3.

    1.27 "NDA" means a New Drug Application, Product License Application or its equivalent in the United States.

    1.28 "NET SALES" means the gross amounts received from sales in the Territory of Licensed Products by Schering, its Affiliates and sublicensees to third party customers after deduction of (i) normal and customary trade, cash and quantity discounts, allowances and credits actually allowed; (ii) credits or allowances actually granted for damaged goods, returns or rejections of Licensed Product and retroactive price reductions; (iii) sales or similar taxes (including duties or other governmental charges levied on, absorbed or otherwise imposed on the sale of Licensed Product including, without limitation, value added taxes or other governmental charges otherwise measured by the billing amount), when included in billing; (iv) freight, postage, shipping, customs (i.e. import or export) duties and insurance charges paid for and separately identified on the invoice or other documentation maintained in the ordinary course of business; (v) charge back payments and rebates granted to managed health care organizations or to federal, state and local governments, their agencies, and purchasers and reimbursers or to trade customers, including but not limited to, wholesalers and chain and pharmacy buying groups. A "sale" of a Licensed Product is deemed to occur upon the earliest of invoicing, shipment or transfer of title in the Licensed Product to a person or entity other than Schering or its Affiliate or sublicensee.

    1.29 "NON-COLLABORATION COMPOUNDS" means chemical entities (i) designed or identified by Corvas after the Effective Date and outside of the Research Program but (ii) covered by a Valid Claim that also covers a composition of matter of a Licensed Product or a Back-up Compound.

    1.30 "PRODUCT PLAN" shall have the meaning assigned to it in Paragraph 5.1.

    1.31 "PUBLICATION NOTICE" shall have the meaning assigned to it in Paragraph 12.16.

    1.32 "REPRESENTATIVES" shall have the meaning assigned to it in Paragraph 12.4.

    1.33 "RESEARCH COMMITTEE" shall have the meaning assigned to it in Paragraph 2.4(a).

    1.34 "RESEARCH PROGRAM" means the program of research conducted pursuant to
Article 2.

    1.35 "RESEARCH PROGRAM TERM" shall have the meaning assigned to it in Paragraph 2.7.

    1.36 "SCHERING INDEMNIFIED PARTY" shall have the meaning assigned to it in Paragraph 11.2.

    1.37 "SCHERING INDEPENDENT RESEARCH" shall have the meaning assigned to it in Paragraph 6.4.


                                          4.

    1.38 "SCHERING INVENTIONS" shall have the meaning assigned to it in Paragraph 6.2.

    1.39 "SCHERING KNOW-HOW" means any Know-How which is necessary for making, using or selling any Candidate Compound, Licensed Product or Back-up Compound and which is owned or controlled by Schering or a Schering Affiliate, as of the Effective Date or during the Research Program Term, and which Schering has a right to disclose and license to Corvas.

    1.40 "SCHERING PATENT RIGHTS" means Schering's rights in all patents (including inventors' certificates, reissues, reexaminations, extensions or other governmental actions which extend any of the subject matter of a patent, and any substitutions, confirmations, registrations or additions of or to any of the foregoing) issuing from any application (including any provisionals, divisionals, continuations and continuations-in-part) filed to protect Schering Inventions or Schering's interest in Joint Inventions.

    1.41 "SCHERING-PLOUGH AGREEMENT" means the License and Collaboration Agreement between Schering-Plough Ltd. and Corvas International, Inc. dated June 11, 1997.

    1.42 "SCHERING TECHNOLOGY" means all Schering Inventions (to the extent not included within Schering Patent Rights), Schering Patent Rights, Schering Know-How and other intellectual property acquired by Schering whether by an assignment or a license (with the right to sublicense) in connection with the Research Program, or in connection with the discovery, evaluation, development or testing of any Licensed Product.

    1.43 "TERRITORY" means the United States, its territories, commonwealths and possessions.

    1.44 "TITLE 11" shall mean Title 11 of the United States Code, as amended from time to time.

    1.45 "TRADEMARK" means any trademark selected and registered by Schering, its Affiliates or sublicensees worldwide for the marketing of a Licensed Product.

    1.46 "VALID CLAIM" means any claim contained in any issued patent included within the Corvas Patent Rights or Schering Patent Rights which has not been abandoned or declared invalid in a non-appealable order, as the case may be, and which would be infringed by the manufacture, use, sale, offer for sale or import of a Licensed Product in the absence of the license granted in this Agreement.

    1.47 "WORLDWIDE NET SALES" means the sum of (i) Net Sales as defined in this Agreement and (ii) Net Sales as defined in the Schering-Plough Agreement.


                                          5.

                                      ARTICLE 2

                                   RESEARCH PROGRAM

    2.1 CORVAS WORK. During the Research Program Term, Corvas shall use commercially reasonable efforts to conduct the activities assigned to it under the Research Program as described in Exhibit A. From time to time during the Research Program Term Schering shall provide Corvas materials and information as described in, and to the extent necessary for Corvas to perform its obligations under, the Research Program as described in Exhibit A.

    2.2 SCHERING WORK. During the Research Program Term, Schering shall use commercially reasonable efforts to conduct the activities assigned to it under the Research Program as described in Exhibit A.

    2.3 RESEARCH PROGRAM FUNDING. Schering shall fund the first year of the Research Program by paying to Corvas [ *** ] to support [ *** ] FTEs for
[ *** ], due within ten (10) days of the execution of this Agreement. In the event that Schering extends the Research Program pursuant to Paragraph 2.8 below, Schering shall continue to support the Research Program at Corvas by paying to Corvas research funding for each additional [ *** ] extension year at the rate of [ *** ] per FTE for a minimum of [ *** ] and a maximum of [ *** ] FTEs per year, with the actual number of FTEs in each extension year to be determined by the Research Committee, to be paid on or within ten (10) days of the commencement of each extension of the Research Program Term.

    2.4  RESEARCH COMMITTEE.

         (a) MEMBERS. Promptly after the Effective Date of this Agreement, the parties will establish a research committee ("RESEARCH COMMITTEE") consisting of six (6) members, three (3) from and selected by each of the parties hereto, with [ *** ] Ph.D., to serve as the initial chairman. The initial Corvas members shall be [ *** ] The initial Schering members shall be [ *** ] From time to time each party may make substitutions for one or more of its representatives, in its sole discretion, effective upon notice to the other party of such change.

         (b) MEETINGS. The Research Committee will hold its initial meeting at Corvas' facilities within thirty (30) days following the Effective Date and will meet thereafter regularly at the call of the Chairman at least quarterly while the Research Program is being undertaken. The location of such meetings shall alternate between Corvas' and Schering's United States facilities. Alternatively, the Research Committee may meet by means of conference call, video conference or other similar communications equipment. The Research Committee shall appoint a secretary from among its members for each meeting. The Chairman for each meeting shall be responsible for preparing and issuing minutes of each meeting within fifteen (15) days

                          * CONFIDENTIAL TREATMENT REQUESTED
                                          6.

thereafter. Meeting minutes will be approved and countersigned by a Research Committee representative from each of Schering and Corvas before they are issued. Additional non-voting representatives or consultants may from time to time be invited by Schering or Corvas to attend and participate in Research Committee meetings (e.g., to evaluate and advise on business or scientific issues). All decisions of the Research Committee shall be based upon unanimous vote of at least a quorum of the members, with each of Schering and Corvas having one (1) vote. Two (2) representatives of each party shall constitute a quorum of the Research Committee. Each party shall bear its own meeting and travel expenses, and each party may designate successor Research Committee members on notice to the other party.

         (c) RESPONSIBILITIES. The purpose of the Research Committee shall be to act as an advisory committee with respect to all scientific, technical, regulatory and other matters falling within the scope of the Research Program. The Research Committee also shall be responsible for identification of the first Candidate Compound meeting the Initial Lead Criteria pursuant to Paragraph 4.2 and for submitting each Candidate Compound to Schering for acceptance for development as a Licensed Product pursuant to Paragraph 2.5. The Research Committee will review the progress of activities performed under the Research Program to date, evaluate the work performed in relation to the objectives of the Research Program, exchange such other information as may be required by the Research Program or as reasonably requested by Schering and/or Corvas relating to the Research Program objectives or performance of the Research Program. The Research Committee will also discuss and approve any proposed amendments to the Research Program and Exhibit A. Schering and Corvas shall each appoint a person ("PROJECT LEADER") from among its representatives on the Research Committee to coordinate its performance of the Research Program. The Project Leaders shall be the primary contact between the parties with respect to the Research Program. Each party shall notify the other within thirty (30) days of the date of this Agreement of the appointment of its Project Leader and shall notify the other party as soon as practicable upon changing this appointment.

    2.5  CANDIDATE COMPOUND ACCEPTANCE; BACK-UP COMPOUNDS.

         (a) CANDIDATE COMPOUNDS. During the Research Program Term, all information concerning Candidate Compounds shall be submitted, from time to time, to the Research Committee. The Research Committee shall (i) determine which Candidate Compounds meet the Acceptance Criteria; (ii) notify Schering and Corvas thereof; and (iii) submit such supporting data to Schering as is reasonably necessary to permit independent confirmation by Schering that the Acceptance Criteria have been met. Schering shall review such supporting data for each such Candidate Compound and notify Corvas whether it shall accept such Candidate Compound for development within ninety (90) days of the Research Committee's notice. Schering shall also have the right to accept a Candidate Compound for development even if such Candidate Compound does not meet the Acceptance Criteria and even if it is not submitted to Schering by the Research Committee. Each accepted Candidate Compound shall thereupon become a Licensed Product. Each Licensed Product shall be listed in Exhibit D hereto. In the event that on the ninetieth (90th) day following the expiration or termination of the Research Program Term, Schering has not accepted for development at least [ *** ] Candidate [ *** ] this Agreement shall terminate pursuant to Paragraph
9.4.  In the event a dispute

                          * CONFIDENTIAL TREATMENT REQUESTED
                                          7.

shall arise as to whether or not a Candidate Compound meets the Acceptance Criteria, such matter shall be resolved in accordance with the provisions of Paragraph 12.4. The time periods specified in this Paragraph 2.5(a) shall be suspended during the pendency of the proceedings contemplated by Paragraph 12.4.

         (b) BACK-UP COMPOUNDS. At any time after acceptance of the first Candidate Compound pursuant to Section 2.5(a) and prior to final approval of an NDA or HRD for the first Licensed Product, Schering shall have the right to designate any Back-up Compound as a Licensed Product and Schering shall notify Corvas promptly thereof. Upon receipt by Corvas of such notice, such Back-up Compound shall become a Licensed Product and Exhibit D hereto shall be modified accordingly.

    2.6 RESEARCH PROGRAM REPORTS. During the Research Program Term, Corvas shall provide to Schering semi-annual written reports of its research and development activities, Research Program progress and results, and any pertinent information related to Hepatitis C that becomes available to it and that it has a right to disclose, in a form mutually agreed on by both parties. During the Research Program Term, Schering shall provide semi-annual written reports of its research and development activities under the Research Program, including, without limitation, progress and results of the Research Program. Corvas will also permit Schering to establish an electronic computer link with Corvas, at the option and at the expense of Schering, which will permit Schering to electronically access scientific data generated and stored by Corvas and arising out of the Research Programs, provided that Schering shall take such measures to insure the security of such link as Corvas shall reasonably request including, without limitation, restricting access thereto and regulating the information communicated pursuant thereto for purposes of maintaining confidentiality.

    2.7 RESEARCH PROGRAM TERM. The Research Program term shall commence on the Effective Date of this Agreement and shall expire [ *** ] from such Effective Date, unless extended by the parties in accordance with Paragraph 2.8 or earlier terminated in accordance with Paragraph 9.3 ("RESEARCH PROGRAM TERM").

    2.8 RESEARCH PROGRAM TERM EXTENSION. Schering may extend the Research Program Term beyond the [ *** ] period for up to [ *** ] periods by giving Corvas a sixty (60) days written notice of such extension prior to the expiration of the Research Program Term and paying research and development funding as set forth in Paragraph 2.3.

                                      ARTICLE 3

                             LICENSE GRANTS; SUBLICENSES

    3.1  EXCLUSIVE LICENSE GRANT.

         (a) LICENSED PRODUCTS. Subject to the terms and conditions of this Agreement, Corvas hereby grants to Schering an exclusive, even as to Corvas, license under the

                          * CONFIDENTIAL TREATMENT REQUESTED
                                          8.

Corvas Patent Rights and Corvas Know-How, with the right to grant sublicenses, to make, use, sell, offer for sale, import and export Licensed Products for all uses in the Territory.

         (b) BACK-UP COMPOUNDS. Subject to the terms and conditions of this Agreement, Corvas hereby grants to Schering an exclusive, even as to Corvas, license under the Corvas Patent Rights and Corvas Know-How, with the right to grant sublicenses, to make, use, offer for sale, import and export Back-up Compounds for all uses in the Territory. The license granted in this
Section 3.1(b) shall expire when Back-up Compounds become Licensed Products in accordance with Section 2.5(b).

         (c) HCV ACTIVITY COMPOUNDS. Subject to the terms and conditions of this Agreement, Corvas hereby grants to Schering an exclusive, even as to Corvas, license under the Corvas Patent Rights to make, use, offer for sale, import and export any HCV Activity Compounds solely within the Field in the Territory. For the purposes of Paragraphs 4.4, 4.5, 4.7, 4.9, 4.10, 4.11, 5.1, 9.5, 9.6, 10.4 and Article 8, such HCV Activity Compounds shall be deemed Licensed Products.

    3.2 SUBLICENSES. The right of Schering to grant sublicenses under Paragraph 3.1(a) of this Agreement is subject to the conditions that:

         (i) each sublicense shall be consistent with all relevant and applicable terms and conditions of this Agreement;

         (ii) Schering shall remain responsible to Corvas for all of each sublicensee's obligations under the sublicense;

         (iii) each sublicense shall provide for its continuation following early termination of Schering's license rights from Corvas and its assignment to Corvas, or at Corvas' election, its termination; and

         (iv) Schering shall provide Corvas a copy of each sublicense agreement granting rights to the manufacturing, selling, promotion, marketing or distribution of Licensed Products within thirty (30) days of its execution other than sublicense agreements which are limited licenses incidental to development and commercialization activities on behalf of Schering.

    3.3 NON-EXCLUSIVE LICENSE GRANT. In the event that the development, making, having made, importing, exporting, use, offering for sale or sale of Licensed Products by Schering, its Affiliates or sublicensees would infringe during the term of this Agreement a claim contained in any issued patent owned or controlled by Corvas which has not been abandoned or declared invalid in a non-appealable order, as the case may be, and which patent is not included within the grants to Schering under Paragraph 3.1 hereof, to the extent it is free to do so under other agreements that may be in place with third parties, Corvas hereby grants to Schering a non-exclusive license under any such patents to develop, make, have made, import, export, use, offer for sale and sell Licensed Products for all uses in the Territory.


                                          9.

    3.4  RESEARCH LICENSE GRANT.

         (a) CORVAS GRANT. Subject to the terms and conditions of this Agreement, and to the extent it is free to do so under other agreements that may be in place with third parties, Corvas hereby grants to Schering a non-exclusive license under its patents, trademarks and other intellectual property only to the extent necessary to carry out Schering's obligations and responsibilities under the Research Program and to develop and commercialize a Licensed Product. Such research license shall remain in full force and effect until, and shall terminate upon, the expiration or termination of this Agreement.

         (b) SCHERING GRANT. Subject to the terms and conditions of this Agreement, and to the extent it is free to do so under other agreements that may be in place with third parties, Schering hereby grants to Corvas a non-exclusive license under its patents, trademarks and other intellectual property only to the extent necessary to carry out Corvas' obligations and responsibilities under the Research Program. Such research license shall remain in full force and effect until, and shall terminate upon, the expiration or termination of the Research Program Term.

    3.5  FIRST NEGOTIATION.

         (a) FIRST NEGOTIATION RIGHT. In the event Corvas decides to initiate negotiations with any third party to license it compounds, other than Candidate Compounds, developed by or on behalf of Corvas for inhibition of a viral protease other than a Hepatitis C virus protease, Corvas shall notify Schering in writing prior to initiating or soliciting such negotiations. For a period of thirty (30) days following receipt of such notice from Corvas, during which period Corvas shall not discuss such compounds with any third party, Schering may notify Corvas of its desire to initiate good faith negotiations, on a non-exclusive basis, with regard to such compounds. If Corvas and Schering shall not have entered into a binding agreement within ninety (90) days of Schering's notice, during which period Corvas shall have conducted such negotiations in good faith, Corvas shall be free to enter into an agreement with respect to such compounds with any third party and shall have no further obligation or liability to Schering with respect thereto or obligation to offer or disclose to Schering the terms offered to such third party.

         (b) TERM OF FIRST NEGOTIATION RIGHT. The rights granted under this Paragraph 3.5 shall remain in full force and effect for a period of five (5) years from the Effective Date.

    3.6 NO CORVAS OBLIGATION WITH RESPECT TO NON-COLLABORATION HCV ACTIVITY COMPOUND. With respect to the license granted in Section 3.1(c), Corvas shall have no obligation to synthesize or test any Non-Collaboration Compound which is also an HCV Activity Compound and shall have no obligation to routinely perform, or permit the performance of, assays or otherwise identify any such HCV Activity Compound. Notwithstanding the foregoing, in the event Corvas identifies such HCV Activity Compound, it shall promptly notify Schering of the structure and activity of such compound.


                                         10.

    3.7  ADDITIONAL ACTIVITY COMPOUNDS.

         (a) NON-COLLABORATION ADDITIONAL ACTIVITY COMPOUNDS IDENTIFIED BY SCHERING. In the event that (i) Schering identifies a Non-Collaboration Compound which is also an Additional Activity Compound, and (ii) such compound does not meet the criteria set forth in Exhibit I, and (iii) Schering has not already commenced clinical development in the Field of such compound, the rights to such Additional Activity Compound granted to Schering under Section 3.1(c) shall revert to Corvas.

         (b) COLLABORATION ADDITIONAL ACTIVITY COMPOUNDS IDENTIFIED BY SCHERING. In the event that Schering identifies a Candidate Compound which is also an Additional Activity Compound, Schering shall retain rights to such Additional Activity Compound granted to it under Section 3.1(c)

         (c) RIGHT TO NEGOTIATE FOR ADDITIONAL ACTIVITY COMPOUNDS IDENTIFIED BY SCHERING. Schering shall immediately notify Corvas of Schering's identification of any Additional Activity Compound and for a period of one hundred twenty (120) days following the receipt of such notice by Corvas, Schering shall have the right to conduct good faith negotiations, on an exclusive basis, with regard to such field or fields of use for such Additional Activity Compound as the parties may agree. If Corvas and Schering shall not have entered into such binding agreement within such 120-day period, Corvas shall be free to enter into an agreement with respect to Additional Activity Compound with any third party and shall have no further obligation or liability to Schering with respect thereto.

         (d) ADDITIONAL ACTIVITY COMPOUNDS DISCOVERED BY CORVAS OR ITS PARTNERS. In the event that (i) Corvas or its partner identifies an Additional Activity Compound (which specifically excludes Licensed Products and Back-up Compounds) and (ii) Schering has not already commenced a six (6) month GLP toxicology testing program of such compound in the Field, Corvas shall immediately notify Schering of such identification and all rights to such compound granted to Schering under Section 3.1(c) shall revert to Corvas.


                                      ARTICLE 4

                                       PAYMENTS

    4.1 LICENSE FEE. Within ten (10) days of the Effective Date, Schering shall pay a license fee of [ *** ] to Corvas by wire transfer of immediately available funds to an account designated by Corvas.

    4.2 INITIAL LEAD IDENTIFICATION PAYMENT. Upon recommendation by the Research Committee that a Candidate Compound meets the Initial Lead Criteria, the Research Committee shall, if Schering shall have not previously accepted a Candidate Compound as meeting the Initial Lead Criteria as hereinafter in this Paragraph 4.2 provided, provide notice thereof to Schering and Corvas and submit to Schering such supporting data as is reasonably necessary to


                          * CONFIDENTIAL TREATMENT REQUESTED
                                         11.

permit independent confirmation that the Initial Lead Criteria set forth in Schedule B have been met. Schering shall have forty-five (45) days to review such supporting data and to determine whether it shall accept such Candidate Compound as meeting the Initial Lead Criteria. [ *** ]

    4.3  FIRST CANDIDATE COMPOUND ACCEPTANCE PAYMENT.  [ *** ]

    4.4 MILESTONE PAYMENTS. Milestone payments shall be payable with respect to any Licensed Product on the first achievement of the milestones listed below in this Paragraph 4.4. Such payments shall be payable one time only regardless of how many Licensed Products are developed hereunder.

------------------------------------------------------------
------------------------------------------------------------
                   MILESTONE                     AMOUNT
------------------------------------------------------------
------------------------------------------------------------
1. [ *** ]                                       [ *** ]
------------------------------------------------------------
2. [ *** ]                                       [ *** ]
------------------------------------------------------------
3. [ *** ]                                       [ *** ]
------------------------------------------------------------
4. [ *** ]                                       [ *** ]
------------------------------------------------------------
5. [ *** ]                                       [ *** ]
------------------------------------------------------------

*   [ *** ] means the earlier of (i) [ *** ] (ii) [ *** ] or (iii) [ *** ]

**  [ *** ] means the earlier of (i) [ *** ] (ii) [ *** ] or (iii) [ *** ]

Schering will advise Corvas of the accomplishment of each of the milestones described in this Paragraph 4.4 within thirty (30) days thereof, and will at the time of such notification remit any payments due.

    4.5 ROYALTY PAYMENT DATES. On the last business day of June, September, December and March in each and every calendar year during the term of this Agreement, following the commencement of marketing of applicable Licensed Products hereunder, Schering shall furnish and deliver to Corvas a full and true accounting of its Worldwide Net Sales of Licensed Products hereunder during the three (3) month period ending with the previous March 31st, June 30th, September 30th and December 31st and shall simultaneously pay to Corvas, for Schering's account or for the account of the applicable Schering Affiliate or

                          * CONFIDENTIAL TREATMENT REQUESTED
                                         12.

sublicensee, as the case may be, a sum equal to the aggregate of the Earned Royalty due thereon. Accountings shall be made separately for each Licensed Product. Schering's accounting of Earned Royalties shall identify Net Sales of each Licensed Product by country, the price at which the Licensed Products were sold, and the amount and nature of any deductions made by Schering when calculating Net Sales. Any Earned Royalties that are not paid when due shall bear interest from the due date to the date of payment at an annual rate equal to the then prevailing prime interest rate in the United States as publicly announced by Chase Manhattan Bank. It is understood and agreed that only one Earned Royalty shall be due with respect to a Licensed Product regardless of the number of Patent Rights which cover it.

    4.6 DIRECT AFFILIATE LICENSES. Whenever Schering shall reasonably demonstrate to Corvas that, in order to facilitate direct royalty payments by an Affiliate, it is desirable that a separate license agreement be entered into between Corvas and such Affiliate, Corvas will grant such licenses directly to such Affiliate by means of an agreement which shall be consistent with all of the provisions hereof, provided that Schering shall reimburse Corvas for its reasonable attorneys' fees and costs incurred in connection with any such separate license agreement, and Schering guarantees the Affiliate's obligations thereunder or otherwise provides to Corvas assurances of performance satisfactory to Corvas in its sole discretion.

    4.7 PLACE OF ROYALTY PAYMENT AND CURRENCY CONVERSIONS. Earned Royalty shall be deemed payable by the entity making the Net Sales from the country in which earned in local currency and subject to foreign exchange regulations then prevailing. Earned Royalty payments shall be made in United States dollars to the extent that unrestricted conversion to United States dollars is permitted. The rate of exchange to be used in any such conversion from the currency in the country where such Net Sales are made shall be the commercial rate of exchange prevailing in the United States on the last day of the calendar quarter for which such payments are made as customarily quoted for use for currency conversions between Schering and its Affiliates. If, due to restrictions or prohibitions imposed by national or international authority, payments cannot be made as aforesaid, the parties shall consult with a view to finding a prompt and acceptable solution, and Schering will, from time to time, deal with such monies as Corvas may lawfully direct at no additional out-of-pocket expense to Schering. Notwithstanding the foregoing, if Earned Royalties in any country cannot be remitted to Corvas for any reason within six (6) months after the end of the calendar quarter during which they are earned, then Schering shall be obligated to deposit the Earned Royalties in a bank account in such country in the name of Corvas. Earned Royalty payable by Schering shall be net of any foreign withholding taxes due and paid by Schering, it being understood that such withholding taxes are the obligation of Corvas. Schering shall forward to Corvas in a timely manner all tax receipts relating to such withholding taxes and shall reasonably cooperate with Corvas in assessing its obligations with respect thereto. Schering will provide written notice to Corvas of any foreign tax withholding applicable to Earned Royalty sufficiently in advance of the date such taxes are payable to provide Corvas an opportunity to review or contest the applicability of such tax.

    4.8 ROYALTIES ON RESALES. No Earned Royalty shall be payable in respect of sales between and among Schering, its Affiliates and sublicensees, it being understood that royalties are to be paid on resale of Licensed Products to independent third parties.


                                         13.

    4.9 DURATION OF ROYALTY PAYMENTS. With respect to Net Sales of any Licensed Product in any country in the Territory for which Earned Royalties are due hereunder, Earned Royalty shall be paid hereunder with respect to Net Sales of such Licensed Product for the longer period of (i) ten (10) years from the date of first commercial sale of such Licensed Product hereunder in such country or (ii) for so long as the manufacture, use, sale, offer for sale or import in such country of such Licensed Product is subject to a Valid Claim in such country. Upon expiration of the obligation to pay Earned Royalty on Net Sales hereunder with respect to a Licensed Product in any country in the Territory, the license granted to Schering in Article 3 shall become fully paid and irrevocable with respect to such country and Schering, its Affiliates and sublicensees shall thereafter be free at no cost to use any remaining proprietary rights of Corvas granted pursuant to Article 3 herein to commercialize the applicable Licensed Product in such country.

    4.10 MAINTENANCE OF ROYALTY RECORDS. Schering shall maintain and cause its Affiliates to maintain books of account and adequate records of all Net Sales of Licensed Products, including those made by sublicensees. Corvas shall have the right, by an independent public accounting firm reasonably acceptable to Schering, employed by it and at its own expense, to examine pertinent books and records of Schering at all reasonable times (but not more often than once each calendar year) for the purpose of determining and reporting to Corvas the correctness of royalty payments made hereunder; it being understood that such examination with respect to any quarterly accounting period hereunder shall take place not later than three (3) years following the expiration of said period. The costs and expenses of such accounting firm shall be paid by Schering with respect to any audit disclosing an underpayment by Schering of more than five percent (5%). Any overpayments shall be promptly refunded to Schering. The accounting firm representatives shall execute customary confidential agreements prior to any examination.

    4.11 COMPULSORY ROYALTIES. If the Earned Royalty set forth herein is higher than the maximum royalty permitted by the law or regulations in any country, the royalty payable for Net Sales of Licensed Products in such country shall be equal to the maximum permitted royalty under such law or regulations.


                                      ARTICLE 5

                                      DILIGENCE

    5.1 SCHERING REPORTS. During the term of this Agreement, beginning upon the existence of a Licensed Product and continuing until Schering commences paying royalties to Corvas with respect to such Licensed Product in accordance with Paragraph 4.5, Schering will provide semi-annual reports to Corvas regarding the applicable Licensed Products (i) describing the results of its evaluation of Licensed Products; and (ii) showing in reasonable detail, sufficient to allow Corvas to make an independent assessment of the program's progress, the efforts to develop and commercialize Licensed Products hereunder through the first NDA filing ("PRODUCT PLAN"). Corvas shall have the right, upon notice to Schering, to meet with Schering twice each


                                         14.

year within thirty (30) days of its receipt of semi-annual report, for the purpose of reviewing and discussing Schering's progress thereunder. In the event Corvas is acquired, whether by merger, sale of stock, sale of assets or other transaction, by an entity that is a "Major Pharmaceutical Company," as defined below, Schering's reporting obligations under this Paragraph 5.1 shall thereafter be limited to providing a brief annual status report of progress in the development and commercialization of Licensed Products sufficient to allow such Major Pharmaceutical Company to monitor Schering's diligence under this Agreement. In the event of such an acquisition, the contents of all such annual status reports, as well as any annual reports received from Schering prior to such acquisition, shall be treated as confidential, shall be used solely for purposes of monitoring Schering's diligence in the commercialization of Licensed Products, and shall only be made available to those individuals within the Major Pharmaceutical Company who are responsible for such monitoring activities. For purposes of this Paragraph 5.1, the term "Major Pharmaceutical Company" shall mean any entity (including any corporation, joint venture, partnership or unincorporated entity), as well as any Affiliates or division(s) of such entity, that is engaged in the research, development, manufacturing, registration and marketing of drug products that are approved under NDAs, HRDs, ANDAs or Product License Applications (including, without limitation, any entity that is a member of PhRMA).

    5.2 SCHERING DILIGENCE. Schering shall be obligated to make continuing diligent efforts to develop and commercialize itself or through Affiliate(s) or sublicensee(s) at least [ *** ] commercially viable Licensed Product. Diligent efforts shall be comparable to those efforts Schering makes with respect to its own pharmaceutical products of comparable market potential at a comparable stage of development. If Schering fails to exercise such diligent efforts, then Corvas shall have the right to give Schering written notice thereof stating in reasonable detail the particular failure. If Schering shall not correct the failure within [ *** ] of such notice or, with respect to any failure which cannot reasonably be cured within [ *** ], shall not initiate within [ *** ] of such notice and thereafter diligently pursue action reasonably expected to cure such failure (even if requiring longer to cure than the [ *** ] specified in Paragraph 9.2), then such failure shall constitute a material breach of this Agreement, and Corvas shall have the right to terminate this Agreement pursuant to Paragraph 9.2 herein, but without any further right to cure such breach notwithstanding anything to the contrary in Paragraph 9.2. In the event a dispute shall arise as to whether a failure to exercise due diligence has occurred or whether Schering is diligently pursuing action reasonably expected to cure such failure, such matter shall be resolved in accordance with the provisions of Paragraph 12.4. The periods specified in this Paragraph 5.2 shall be suspended during the pendency of the proceedings contemplated by Paragraph 12.4.


                                      ARTICLE 6

                          OWNERSHIP OF INTELLECTUAL PROPERTY

    6.1 CORVAS INTELLECTUAL PROPERTY. All rights to inventions, developments, discoveries or improvements (whether or not patentable), which are made by Corvas employees, agents or contractors, without inventive contribution of a Schering employee, agent or contractor and in

                          * CONFIDENTIAL TREATMENT REQUESTED

                                         15.

direct connection with or arising from Corvas' work pursuant to the Research Program ("CORVAS INVENTIONS") shall be owned by Corvas. Expressly excluded from Corvas Inventions are all inventions, developments, discoveries or improvements (whether or not patentable) which are directly related to (i) technology generally useful to impart oral activity to a molecule and (ii) technology generally useful for the design, preparation or screening of transition state chemical libraries.

    6.2 SCHERING INTELLECTUAL PROPERTY. All rights to inventions, developments, discoveries or improvements (whether or not patentable), which are made by Schering employees, agents or contractors, without inventive contribution of a Corvas employee, agent or contractor, and in direct connection with or arising from Schering's work pursuant to the Research Program ("SCHERING INVENTIONS") shall be owned by Schering.

    6.3 JOINT INTELLECTUAL PROPERTY. All rights to inventions, developments, discoveries or improvements (whether or not patentable), which are made by at least one employee, agent or contractor of Schering and at least one employee, agent or contractor of Corvas in direct connection with or arising from work pursuant to the Research Program ("JOINT INVENTIONS") shall be jointly owned by Schering and Corvas.

    6.4 INDEPENDENT INVENTIONS. Schering has informed Corvas, and Corvas acknowledges, that Schering has an ongoing internal research program in the Field and that such research may be performed by Schering or in collaboration with one or more third parties (collectively and individually, "SCHERING INDEPENDENT RESEARCH"). Schering shall not provide to its third party collaborators in the Field any Corvas Know-How, Corvas Inventions and Candidate Compounds, including but not limited to Back-up Compounds and Licensed Products. All inventions, developments, discoveries, Know-How, and materials which arise solely from the performance of the Schering Independent Research (individually and collectively, "INDEPENDENT INVENTIONS") are and shall remain the sole property of Schering or its third party collaborator(s). Any compounds arising solely from the Schering Independent Research and not from the Research Program which are inhibitors of a protease specific to the Hepatitis C virus (including, without limitation, the [ *** ]) shall not be Candidate Compounds or Licensed Products. Nothing herein shall be construed as granting to Corvas any license or other rights to such Independent Inventions or to any patent applications or patents relating thereto.


                                      ARTICLE 7

                             CONFIDENTIALITY OBLIGATIONS

    Except as necessary for the proper exercise of its rights and obligations under this Agreement, each party agrees that it and its Affiliates, employees, directors, agents, consultants and outside contractors (and sublicensees in the case of Schering) will not publish or otherwise divulge, or use for its or their own benefit apart from this Agreement, confidential information furnished to it by the other party without the prior written approval of such other party in each instance. The foregoing obligation shall not be imposed on a party with respect to any

                          * CONFIDENTIAL TREATMENT REQUESTED

                                         16.

information which it can demonstrate by competent written evidence (i) was at the time of disclosure to it (or shall thereafter, but prior to its publication, divulgence or use for the benefit of a party or any of its Affiliates, become, through no fault of such party or its Affiliates) a part of the public domain by publication or otherwise; or (ii) was already properly and lawfully in its possession at the time it was received from the other party; or (iii) was lawfully received from a third party who was under no obligation of confidentiality to the disclosing party with respect thereto; (iv) is independently invented, discovered or developed by the receiving party without use or reference to such information, (v) is required by law to be disclosed (but only to the extent of such required disclosure and only after the disclosing party provides a reasonable opportunity under the circumstances for the other party to review the planned disclosure and discuss the need for same); or (vi) is published with the mutual agreement of the parties. This obligation shall extend until the later to occur of (i) the expiration of this Agreement, or (ii) ten (10) years following any termination of this Agreement prior to expiration thereof. The parties acknowledge that breach of the confidentiality restrictions contained in this Paragraph will cause immediate and irreparable harm for which money damages are an inadequate remedy and agree that an aggrieved party shall be entitled to seek injunctive relief in a court of competent jurisdiction, in addition to any other rights to remedies provided under this Agreement or by law.


                                      ARTICLE 8

                                INTELLECTUAL PROPERTY

    8.1 TRADEMARKS. Schering, its Affiliates and sublicensees shall be free to use and to register in any trademark office worldwide any Trademark for use with Licensed Products they desire in their sole discretion. Schering shall own all right, title and interest in and to the Trademark in its own name or that of its Affiliates or sublicensees during and after the term of this Agreement.

    8.2 PATENTS. As long as Schering has rights to Licensed Products hereunder, Corvas shall, as hereinafter provided, prepare, file and prosecute, to the extent feasible, and maintain patent applications and issued patents within applicable Corvas Patent Rights in accordance with the terms of this Article. In the case of patents to Joint Inventions which include generic or specific compound claims covering one or more Licensed Products or Back-up Compounds, Schering shall have the responsibility, at Schering's expense, for preparing, filing, prosecuting and maintaining any patent applications and patents issuing thereon. Schering will use diligent efforts to seek patents of comparable quality and scope as customarily obtained by pharmaceutical companies for comparable inventions. Corvas shall provide Schering reasonable assistance, upon Schering's request and at Schering's expense, to prepare, file, prosecute and maintain any patent applications or patents covering Joint Inventions for which Schering has responsibility, including causing the execution of any reasonably necessary documents. Schering shall provide timely disclosures and notices to Corvas regarding the preparation and prosecution of patent applications, and Schering shall provide Corvas with a reasonable opportunity to review and comment upon such applications and prosecution in the various countries and shall give good


                                         17.

faith consideration to Corvas' comments. In the case of all other Joint Inventions, the parties shall mutually determine which party shall file, prosecute, maintain and bear the expenses of patent applications and patents issuing therefrom.

    8.3 PROSECUTION AND MAINTENANCE. Subject to Paragraph 8.2, Corvas shall prepare, file, prosecute and maintain, at its expense, patent applications and issued patents relating to the applicable subject matter described in Paragraph
8.2 of this Article in the United States of America. Corvas will use diligent efforts to seek patents of comparable quality and scope as customarily obtained by pharmaceutical companies for comparable inventions. Notwithstanding the foregoing, Corvas shall have the right, consistent with its reasonable business judgment, to abandon any patent application or issued patent in the United States of America as part of its overall patent strategy, in a manner and based on considerations consistent with Schering's development and commercialization efforts for Licensed Products and a well conceived patent strategy of an established biopharmaceutical company for projects of similar value and status. In the event of such abandonment, Corvas shall give Schering reasonable advance written notice thereof and an opportunity to continue the preparation or prosecution of any such patent application or maintenance of any such issued patent, at Schering's expense, and Corvas shall have no further obligation thereafter with respect to such patent application or issued patent; PROVIDED, HOWEVER, such an act of abandonment shall not affect ownership of patent rights. If Schering desires patent protection in Europe (e.g., through the European Patent Office ("EPO")), Japan or Canada, it shall so direct and Corvas shall prepare, file, prosecute and maintain such patent applications and issued patents, and Schering shall, at Corvas' election, either advance costs or reimburse Corvas for [ *** ] of its reasonable out-of-pocket expenses incurred after the Effective Date and properly documented. If Schering desires patent protection in any additional jurisdictions, it shall so direct and Corvas shall prepare, file, prosecute and maintain such patent applications and issued patents, and Schering shall, at Corvas' election, either advance costs or reimburse Corvas for its reasonable out-of-pocket expenses incurred after the Effective Date and properly documented. In the event Schering no longer desires to continue prosecution in any such jurisdiction, or never directs that a patent application be filed in any certain jurisdiction, then Schering shall so notify Corvas and Corvas may discontinue such prosecution, or continue or begin such prosecution, as the case may be, at its own expense. In the event Schering discontinues prosecution or never directs prosecution in any certain jurisdiction, and Corvas continues or begins prosecution in that jurisdiction, then Corvas shall recover its costs of filing, prosecution and maintenance in such jurisdiction from any sales by Schering or its sublicensees of Licensed Products in such jurisdiction in addition to royalties or other payments in respect of Net Sales in such jurisdiction. Corvas shall provide timely disclosures and notices to Schering regarding the preparation and prosecution of patent applications, and Corvas shall provide Schering with a reasonable opportunity to review and comment upon such applications and prosecution in the various countries.

    8.4 PATENT EXTENSIONS. With respect to any issued patent included within Corvas Patent Rights licensed to Schering hereunder, Corvas will designate Schering as its agent for obtaining an extension of such patent or governmental equivalent which extends the exclusivity of any of the patent subject matter where available in any country worldwide or, if not feasible, at Schering's option, permit Schering to file in Corvas's name or diligently obtain such extension

                          * CONFIDENTIAL TREATMENT REQUESTED

                                         18.

for Schering, its Affiliate(s) or sublicensee(s) at Schering expense. Furthermore, Corvas agrees to provide reasonable assistance, at no out-of-pocket expense, to facilitate Schering's efforts to obtain any extension.

    8.5 THIRD PARTY INFRINGEMENTS. Each party shall promptly notify the other of its knowledge of any potential infringement of the Corvas Patent Rights. Corvas shall have the right, but not the obligation, to take all reasonable legal action necessary to (i) protect the licensed Corvas Patent Rights against infringements by third parties and (ii) enforce the Corvas Patent Rights against infringement by third parties by the sale of products competing with Licensed Products in the Field. If, within three (3) months following receipt by the receiving party of the notice referred to in the first sentence of this Paragraph, Corvas fails to take such action to halt the alleged infringement, Schering shall, in its sole discretion, have the right to take such action as it deems warranted in its own name or in the name of Corvas or jointly. The foregoing notwithstanding, in the event that an alleged third party infringer certifies pursuant to 21 U.S.C. Section 355(b)(2)(A)(iv) against a granted patent within the scope of the Corvas Patent Rights and covering a Licensed Product, the party receiving notice of such certification shall immediately notify the other party of such certification, and if fourteen (14) days prior to expiration of the forty-five (45) day period set forth in 21 U.S.C. Section 355(c)(3)(C), Corvas fails to commence an infringement action, Schering, in its sole discretion, shall be entitled to bring such infringement action. Each party agrees to render such reasonable assistance as the prosecuting party may request. Costs of maintaining any such action and damages recovered therefrom shall be paid by and belong to the party bringing the action. In each case the party not initiating the action shall have the right, at its own expense, to join into the prosecution of such action, including becoming a party to such action and being represented by separate counsel of its choice. However, if Schering, in its sole discretion, consents to grant a sublicense under Corvas patent Rights to any third party, who, but for such license, would infringe claims of issued patents included in the Corvas Patent Rights, then, after deduction by Schering of any costs and expenses incurred by Schering in the prosecution of such action prior to granting the license to such party, Corvas and Schering shall divide the running royalty payments received from any such third party, in the proportion of [ *** ] to Schering and [ *** ] to Corvas; in such case, sales of such products by such third party shall not be included as a part of Net Sales.


                                      ARTICLE 9

                                 TERM AND TERMINATION

    9.1 TERM. Unless sooner canceled or terminated under the provisions hereof, this Agreement shall expire upon the expiration of all royalty obligations hereunder.

    9.2 TERMINATION FOR BREACH. Either party may, at its option, terminate this Agreement by giving to the other party prior notice in writing to that effect of not less than [ *** ] in the event that the other party shall commit a material breach of this Agreement and shall fail to cure such breach during the [ *** ] period following receipt

                          * CONFIDENTIAL TREATMENT REQUESTED

                                         19.

of said notice from the non-breaching party, or such longer period (not to exceed [ *** ] as may be necessary, provided the breaching party has commenced and continues its diligent efforts to cure. Notwithstanding the foregoing, if the breach specifically relates solely to a specific Licensed Product, this Agreement shall be terminable by Corvas only with respect to the Licensed Product to which such breach specifically relates. Such cancellation and termination shall not release the breaching party from any obligations hereunder incurred prior thereto nor prejudice any other rights or remedies of the non-breaching party. In the event of termination of this Agreement by Corvas pursuant to this Paragraph 9.2, Corvas and Schering shall have the rights and obligations set forth in the applicable provisions of Paragraphs 9.5 and 9.6 hereof, and Corvas shall also have, at its option, (i) as its sole legal right and remedy arising out of the termination the rights set forth in Paragraph 9.8 or (ii) such rights and remedies as may be available at law and in equity including, without limitation, damages but not indirect or consequential damages or lost profits. Election by Corvas of its option rights shall be made within [ *** ] of termination.

    9.3 VOLUNTARY SCHERING TERMINATION. Schering may terminate this Agreement at any time upon [ *** ] prior written notice to Corvas, and in such event the parties shall have the rights and obligations set forth in the applicable provisions of Paragraphs 9.5, 9.6 and 9.8 hereof.

    9.4 AUTOMATIC TERMINATION. In the event that on the [ *** ] following expiration or termination of the Research Program Term Schering has not accepted for development at least [ *** ] Candidate [ *** ] pursuant to Paragraph
2.5(a), this Agreement shall terminate and all rights granted to Schering hereunder, including all applicable rights to Licensed Products, Candidate Compounds and Non-Collaboration Compounds and all intellectual property rights therein, shall revert to Corvas. In such event Schering shall grant Corvas an exclusive license, with the right to sublicense, under Schering Technology in the Territory as it relates to each Candidate Compound submitted to Schering by the Research Committee.

    9.5 POST TERMINATION ROYALTIES. Upon any Agreement cancellation, expiration or termination, all Earned Royalties due for Net Sales of Licensed Products to the effective date of said cancellation or termination shall accrue and become due and payable on the sixtieth (60th) day thereafter.

    9.6 POST TERMINATION PRODUCT SALES. In the event of the cancellation or termination of any license rights in a jurisdiction with respect to a Licensed Product, other than for reason of material breach of this Agreement by Schering, prior to the expiration thereof or termination of this Agreement, inventory of Licensed Product may be sold in such jurisdiction for up to six (6) months after date of termination, provided Earned Royalties are paid thereon, and (i) the obligations of confidentiality under Article 7 herein shall survive for the period specified therein, and (ii) all obligations of either party accruing prior to such termination shall survive.

                          * CONFIDENTIAL TREATMENT REQUESTED

                                         20.

    9.7  INSOLVENCY AND BANKRUPTCY.

         (a) TERMINATION UPON CORVAS INSOLVENCY. In the event that (i) Corvas shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of custodian, receiver or any trustee for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect other than Title 11; or (ii) if there shall have been filed any such bona fide petition or application, or any such proceeding shall have been commenced against Corvas, in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more; or (iii) Corvas by any act or omission of act shall indicate its consent to, approval of or acquiescence in any such petition, application, or proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or any substantial part of its property, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more; and Corvas has not complied with or is unable to comply with its material obligations under this Agreement, then Schering shall have the following rights. Schering will have the right (including, without limitation, the right and ability to cure any and all defaults) to complete any work which is designated as the responsibility of Corvas under the Agreement and to contract directly with third parties, if any, involved in contracted arrangements with Corvas with respect to such work. The parties hereby acknowledge and agree that Schering will have complete right of access to all information and data of Corvas or any third party necessary to complete the development and registration of and to manufacture the Licensed Products.

         (b)  SCHERING RIGHTS UPON CORVAS BANKRUPTCY.

              (i) All rights and licenses granted under or pursuant to this Agreement by Corvas to Schering are, for all purposes of Section 365(n) of Title 11, licenses of rights to intellectual property as defined in Title 11. If a case is commenced by or against Corvas under Title 11, then, unless and until this Agreement is rejected as provided in Title 11, Corvas (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Title 11 Trustee) shall, as Schering may elect in a written request, immediately upon such request (i) perform all of the obligations provided in this Agreement to be performed by Corvas or (ii) provide to Schering all such intellectual property (including all embodiments thereof) held by Corvas and such successors and assigns or otherwise available to them.

              (ii) If a Title 11 case is commenced by or against Corvas, this Agreement is rejected as provided in Title 11 and Schering elects to retain its rights hereunder as provided in Title 11, then Corvas (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Title 11 Trustee) shall provide to Schering all such intellectual property (including all embodiments thereof) held by Corvas and such successors and assigns or otherwise available to them immediately upon Schering's written request therefor. Whenever Corvas or any of its successors or assigns provides to Schering any of the intellectual property licensed hereunder (or any embodiment thereof) pursuant to this Paragraph 9.7, Schering shall have the right to perform the obligations of Corvas hereunder with


                                         21.

respect to such intellectual property, but neither such provision nor such performance by Schering shall release Corvas from any such obligation or liability for failing to perform it.

              (iii) All rights, powers and remedies of Schering provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including, without limitation, Title 11) in the event of the commencement of a Title 11 case by or against Corvas. Schering, in addition to the rights, power and remedies expressly provided herein, shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law or in equity (including, without limitation, Title 11) in such event.
The parties agree that in the event of a rejection of this Agreement as provided in Title 11 and Schering election to retain its rights hereunder as provided in Title 11, they intend the foregoing Schering rights to extend to the maximum extent permitted by law, including without limitation for purposes of Title 11,
(i) the right of access to such intellectual property (including all embodiments thereof) of Corvas, or any third party with whom Corvas contracts to perform an obligation of Corvas under this Agreement, and, in the case of the third party, which is necessary for the development, registration and manufacture of Licensed Products and (ii) the right to contract directly with any third party described in clause (i) in this sentence to complete the contracted work.

    9.8 RIGHTS UPON TERMINATION. In the event of termination of this Agreement pursuant to Paragraph 9.2 or Paragraph 9.3, the licenses set forth in Paragraphs 3.1, 3.3 and 3.4 hereof applicable to the portions terminated (which may be the entire portion or a part thereof) shall immediately terminate and all applicable rights to any HCV Activity Compound, Back-up Compound and Licensed Product and all intellectual property rights therein, shall revert to Corvas and, except in the instance of termination under Paragraph 9.2 due to breach by Corvas, Schering shall grant to Corvas, upon Corvas' request, an exclusive license in the Territory, with the right to sublicense, under Schering Technology solely as it relates to any and all Candidate Compounds, including but not limited to Back-up Compounds and Licensed Products. Such license shall be for use within the Field; PROVIDED, HOWEVER, that in the case of Candidate Compounds included within Joint Inventions, such license shall be for all uses. Corvas shall pay to Schering (A) royalties on its net sales of products based on any such Candidate Compound or Licensed Product ("Corvas Product") so licensed to Corvas of (i) [ *** ] for Corvas Products for which [ *** ] as evidenced by
[ *** ] on the effective date of termination and (ii) [ *** ] for Corvas Products for which [ *** ] as evidenced by [ *** ] on the effective date of termination plus (B) an [ *** ] received by Corvas and its Affiliates from any third party with respect to a grant of rights under Schering Technology; such royalties and amounts shall be payable in a manner consistent with the terms of
Article 4 hereof. Corvas shall, and shall endeavor to cause its sublicensees to, indemnify and hold harmless Schering and its Affiliates, employees, officers, directors, shareholders and agents from and against all liabilities, losses, damages, costs or expenses, including reasonable attorney's fees which such party may incur, suffer or be required to pay resulting from or arising in connection with any product liability or other claims arising from the sale or use by any person of any Corvas Product manufactured, marketed, sold or distributed by Corvas or any Corvas

                          * CONFIDENTIAL TREATMENT REQUESTED
                                         22.

Affiliate or sublicensee pursuant to this Paragraph 9.8, which obligation of indemnification shall be consistent with the procedures set forth in Paragraph
11.3 hereof. In addition, Schering shall grant to Corvas, to the extent consistent with Schering's other marketing efforts, an exclusive license in the Territory to utilize Schering Trademarks which were used with Corvas Products; such license shall continue for a reasonable period, not to exceed [ *** ] necessary to permit Corvas to phase in its trademarks. Promptly after the termination Schering shall return to Corvas or dispose of any Corvas Know-How described in Paragraph 1.9 herein which is covered by the portion of the Agreement terminated, to the extent feasible, as requested by Corvas.


                                      ARTICLE 10

                               WARRANTIES AND COVENANTS

    Each party makes the warranties, covenants and representations set forth in this Article 10 as follows:

    10.1 AUTHORITY. Each party represents and warrants to the other party that it has the legal power, authority and right to enter into this Agreement and to perform all of its respective obligations set forth herein, including the Exhibits hereto.

    10.2 NO CONFLICTING UNDERTAKINGS. Each party represents and warrants that as of the Effective Date of this Agreement it is not a party to any agreement, arrangement or understanding with any third party which in any material way conflicts with such party's ability to fulfill any of its obligations under the terms of this Agreement, including the Exhibits hereto.

    10.3 NO CONFLICTING FUTURE ACTIONS. Each party covenants (and Corvas also represents and warrants with respect to the grant of rights to Schering under
Article 3) that it will not commit any material acts or fail to take any act which it knows or should know would cause a material omission or permit any acts or omissions to occur which it knows or should know would be in conflict with its obligations under this Agreement and the Exhibits hereto or diminish the potential scope of the grant of rights to Schering hereunder in any material respect.

    10.4 NO GUARANTEE OF RESEARCH PROGRAM SUCCESS. Corvas makes no express or implied warranties, statutory or otherwise, concerning the quality, commercial utility, freedom from infringement or any other characteristics of any Licensed Products, and makes no warranty that a Licensed Product will arise or result from the Research Program.

    10.5 CORVAS OWNERSHIP OF PATENTS. Corvas represents and warrants that, except for the rights herein granted to Schering and as otherwise permitted under this Agreement, it has the right, title and interest in and to the Corvas Patent Rights which it purports to have.

    10.6 COMPLIANCE WITH AGREEMENT AND LAWS. Each party shall comply in all material respects with the terms of this Agreement and with all laws, rules and regulations applicable to

                          * CONFIDENTIAL TREATMENT REQUESTED
                                         23.

the discovery, development, manufacture, distribution, import and export and sale of pharmaceutical products pursuant to this Agreement.

    10.7 NO GOVERNMENT RIGHTS TO LICENSED PROPERTY. Corvas represents and warrants that the license rights granted by it to Schering with respect to Licensed Products shall not be subject to any retained rights of any state, federal or foreign government or governmental entity, including without limitation rights of the United States government under the Bayh-Dole Act, except as set forth on the Corvas Schedule of Exceptions attached hereto as Exhibit E.

    10.8 NO THIRD PARTY RIGHTS TO COMPOUNDS. Corvas represents and warrants that as of the Effective Date it has no agreements, understandings or undertakings with any third parties or entities which would substantially impair its ability to perform its obligations hereunder or to grant the rights which it purports to grant hereunder or with respect to Candidate Compounds and Licensed Products.

    10.9 NEGATIVE COVENANTS.

         (a) DEVELOPMENT FOR HCV USE. Schering shall not seek approval for marketing of any Candidate Compound outside of the Field unless it first obtains approval for marketing in the United States of such Candidate Compound in the Field.

         (b) OFF-LABEL USE. Except as provided in this Agreement, Corvas shall not, during the term of this Agreement, grant any license or sublicense to any third party to make, use, sell, offer for sale or import an HCV Activity Compound in the Territory under Corvas Patent Rights or Corvas Know-How if at the time of such grant Corvas has information from which it could reasonably be concluded that any products to be based on such HCV Activity Compound will be used for the treatment of Hepatitis C.


                                      ARTICLE 11

                                      INDEMNITY

    11.1 SCHERING INDEMNITY. Schering will indemnify and hold harmless Corvas and its Affiliates, employees, officers, directors, shareholders and agents ("CORVAS INDEMNIFIED PARTY") from and against any and all liabilities, losses, damages, costs, or expenses (including reasonable attorneys' fees) which the Corvas Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with (i) the breach by Schering of any covenant, representation or warranty contained in this Agreement, (ii) any product liability or other claims arising from the use by any person of any Licensed Product that was manufactured, marketed, sold or distributed by Schering or any Affiliate or sublicensee, or (iii) the successful enforcement by a Corvas Indemnified Party of any of the foregoing.

    11.2 CORVAS INDEMNITY. Corvas will indemnify and hold harmless Schering and its Affiliates, employees, officers, directors, shareholders and agents ("SCHERING INDEMNIFIED


                                         24.

PARTY") from and against any and all liabilities, losses, damages, costs or expenses (including reasonable attorneys' fees) which the Schering Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with (i) the breach by Corvas of any covenant, representation or warranty contained in this Agreement, (ii) any product liability or other claims arising from the use by any person of any Licensed Product that was manufactured by Corvas or a Corvas Affiliate to the extent caused by or arising from any act, omission or negligence of Corvas or a Corvas Affiliate, or (iii) the successful enforcement by a Schering Indemnified Party of any of the foregoing.

    11.3 INDEMNITY OBLIGATIONS. The aforesaid obligations of the indemnifying party shall be subject to the indemnified party fulfilling the following obligations:

         (i) The indemnified party shall fully cooperate with the indemnifying party in the defense of any claims, actions, etc., which defense shall be controlled by the indemnifying party, and

         (ii) The indemnified party, shall not, except at its own cost, voluntarily make any payment or incur any expense with respect to any claim or suit without the prior written consent of the indemnifying party, which such party shall not be required to give.

    11.4 LIABILITY INSURANCE. Schering shall procure and maintain, at its sole expense, broad form comprehensive general liability insurance, including products and completed operations coverage, in amounts which are commercially reasonable in light of the business being conducted by Schering pursuant to this Agreement, providing insurance coverage for claims and suits arising from the development, manufacture, use, distribution or sale of any Licensed Product in any country worldwide. Corvas shall be named an additional insured on the policy of insurance, and a certificate of insurance will be provided to Corvas. Notwithstanding anything to the contrary in the foregoing provisions of this Paragraph 11.4, upon prior to notice to Corvas Schering may self-insure for such claims and suits to the extent, and in such manner and with such procedures and safeguards, as shall be reasonable and shall be consistent with customary practices in the pharmaceutical industry in comparable circumstances.


                                      ARTICLE 12

                                    MISCELLANEOUS

    12.1 WAIVER. The failure on the part of Schering or Corvas to exercise or enforce any right conferred upon it hereunder shall not be deemed to be a waiver of any such right, nor operate to bar the exercise or enforcement thereof at any time or times thereafter.

    12.2 NOTICES. Any notice required or permitted to be given by the terms of this Agreement by a party shall be given by prepaid, registered air mail or by express delivery service, such as Federal Express or DHL properly addressed to the address of the other party


                                         25.

set forth below, or to such other address as may, from time to time, be designated in writing by such other party, and shall be deemed to have been given upon receipt:

              As to Schering:     Schering Corporation
                                  2000 Galloping Hill Road
                                  Kenilworth, NJ  07033
                                  Attn:  Vice President, Business Development

              With copy to:       Legal Director Licensing
                                  Schering-Plough Corporation
                                  2000 Galloping Hill Road
                                  Kenilworth, NJ  07033

              As to Corvas:       Corvas International, Inc.
                                  3030 Science Park Road
                                  San Diego, CA  92121
                                  Attn:  Corporate Secretary

              With copy to:       Cooley Godward LLP
                                  5 Palo Alto Square
                                  3000 El Camino Real
                                  Palo Alto, CA  94306
                                  Attn:  Brian C. Cunningham

    12.3 APPLICABLE LAW. This Agreement shall be construed and interpreted according to the law of the State of Delaware without giving effect to its conflict of law provisions.

    12.4 DISPUTE RESOLUTION. The parties shall follow the procedures set forth below to resolve any dispute or issue which, by the express terms of this Agreement, is to be resolved pursuant to this Paragraph 12.4 ("DISPUTE").
Within thirty (30) days after notice from either party to the other of such Dispute, the parties shall hold a meeting, attended by Corvas' and Schering's respective Directors of Research and Development (or the equivalent position) ("REPRESENTATIVES") to attempt in good faith to negotiate a resolution of the Dispute, which resolution shall be subject to approval by the parties' respective Chief Executive Officers or their designated representatives ("CEOS"). If, within thirty (30) days after such meeting, the parties have not succeeded in negotiating a resolution of the Dispute, the Representatives shall promptly give notice to the CEOs describing the specific nature of the Dispute, including references to the relevant portions of this Agreement and possible conditions for the resolution of the Dispute ("DESCRIPTION OF DISPUTE"). The CEOs shall attempt in good faith to resolve the Dispute but if no successful resolution of the Dispute has been mutually agreed to within thirty (30) days after the CEOs' receipt of the Description of Dispute, either party may initiate arbitration of the dispute in accordance with the procedures set forth in Exhibit F hereto.


                                         26.

    12.5 CAPTIONS. The captions to the Articles and Paragraphs of this Agreement are for convenience only, and shall not be deemed of any force or effect whatsoever in construing this Agreement.

    12.6 ENTIRE AGREEMENT AND AMENDMENT. The terms and provisions contained herein, including the Exhibits hereto, constitute the entire agreement between the parties and shall supersede all previous communications, representations, agreements or understandings, either oral or written, between the parties hereto with respect to the subject matter hereof. No amendment to this Agreement varying or extending the terms hereof will be binding upon either party hereto unless in writing, signed by duly authorized officers of the respective parties, and referencing this Agreement. Each party hereto represents that it has been represented by counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the parties agree that no presumption shall exist or be implied against the party which drafted such terms and provisions.

    12.7 ASSIGNMENT. This Agreement shall not be assignable by either party, except (i) to an Affiliate of such party, provided the assigning party guarantees the performance of the Affiliate, (ii) as mutually agreed to in writing in advance or (iii) to a successor to the entire pharmaceutical business of such party, whether in a merger, sale of stock, sale of assets or other transaction. Any permitted assignment shall be binding on the successors of the assigning party. Any assignment or attempted assignment by either party in violation of the terms of this Paragraph 12.7, shall be null and void and of no legal effect.

    12.8 SURVIVAL OF TERMS. The terms of this Agreement which by their intent or meaning have validity beyond the term of this Agreement shall survive the early termination or expiration of this Agreement.

    12.9 NO AGENCY. Nothing herein shall be deemed to constitute either party as the agent or representative of the other party or both parties as joint venturers or partners for any purpose. Corvas shall be an independent contractor, not an employee or partner of Schering. Neither party shall be responsible for the acts or omissions of the other party, and neither party will have authority to speak for, represent or obligate the other party in any way without prior written authority from the other party.

    12.10 SEVERABILITY. In the event that any provisions of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, (i) the validity of the remaining provisions shall not be affected, (ii) the particular provision shall to the extent permitted by law be reasonably construed and equitably reformed to be valid and enforceable, and (iii) the rights and obligations of the parties hereto shall be construed and enforced as if the Agreement did not contain the unreformed, particular provisions held to be unenforceable.


                                         27.

    12.11 EXPRESS AND IMPLIED LICENSES. Only the licenses granted pursuant to the express terms of this Agreement shall be of any legal force and effect. No other license rights shall be created by implication or estoppel.

    12.12 FORCE MAJEURE. In the event that either party is prevented from performing or is unable to perform any of its obligations under this Agreement, including without limitation payment obligations, due to any act of God; fire; casualty; flood; any act, exercise, assertion or requirement of governmental authority; epidemic; destruction of production facilities; riots; insurrection; inability to procure or use materials, labor, equipment, transportation or energy; or any the cause beyond the reasonable control of the party invoking this Paragraph 12.12 if such party shall have used diligent efforts to avoid such occurrence, such party shall give notice to the other party in writing promptly, and thereupon the affected party's performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

    12.13 PUBLICITY. Each party agrees not to issue a press release or otherwise publicize this Agreement or the contents of this Agreement except (i) on the advice of its counsel, as required by law (e.g., any Securities and Exchange Commission filings and disclosures) and provided the party who will be disclosing has consulted with the other party to the extent feasible prior to disclosure with respect to the substance of the disclosure, or (ii) as consented to in advance by the other party in writing. Notwithstanding the foregoing, each party shall have the right to issue an initial press release, in the form attached hereto as Exhibit G. Any matter disclosed as permitted pursuant to this Paragraph 12.13 may be thereafter disclosed by either party as it shall see fit, provided that any such further disclosure shall not be more extensive than the original disclosure.

    12.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

    12.15 COOPERATION. Corvas agrees to cooperate with Schering to furnish such information as shall be reasonably requested by the FDA or other governmental authorities with respect to Licensed Products.

    12.16 PUBLICATION. Any manuscript by Schering or Corvas and their Affiliates describing the scientific results of the Research Program shall be subject to the prior review of the non-publishing party at least thirty (30) days prior to submission. Further, to avoid loss of patent rights as a result of premature public disclosure of patentable information, the receiving party shall notify the disclosing party in writing within thirty (30) day after receipt of a disclosure whether the receiving party desires to file a patent application on any invention disclosed in such scientific results in accordance with Article 8 ("PUBLICATION NOTICE"). In the event that the receiving party desires to file such a patent application, the disclosing party shall withhold publication or disclosure of such scientific results until the earlier of (i) a patent application is filed thereon, (ii) the parties determine after consultation that no patentable invention exists or (iii) ninety (90) days after receipt by the disclosing party of the Publication Notice of the receiving party's desire to file such patent application; PROVIDED, HOWEVER, that in


                                         28.

the event the receiving party reasonably designates in good faith such results or a portion thereof as commercially very important within thirty (30) days after receipt of the Publication Notice, then such results shall not be published until after earlier of (i) publication anywhere of a patent application containing or based on such results or (ii) eighteen (18) months after such receipt of the Publication Notice. Further, if such scientific results contain the information of the receiving party that is subject to use and nondisclosure restrictions under Article 7, the disclosing party agrees to remove such information from the proposed publication or disclosure.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized officers as of the date first above written.


SCHERING CORPORATION                   CORVAS INTERNATIONAL, INC.




By: /s/  DAVID POORVIN                 By:  /s/  JOHN E. CRAWFORD
   --------------------------------       -------------------------------------

Title:  Vice President                 Title:  Executive Vice President
     -----------------------------           ----------------------------------
                                               and Chief Financial Officer
                                             -------------------------------


                                         29.

                                      EXHIBIT A

                                   RESEARCH PROGRAM

                  HEPATITIS C VIRUS (HCV) PROTEASE INHIBITOR PROGRAM

[ *** ]



                          * CONFIDENTIAL TREATMENT REQUESTED

[ *** ]


                          * CONFIDENTIAL TREATMENT REQUESTED

                                      EXHIBIT B

                                INITIAL LEAD CRITERIA

                        HEPATITIS C PROTEASE INHIBITOR PROGRAM

[ *** ]


                          * CONFIDENTIAL TREATMENT REQUESTED

                                      EXHIBIT C

                                 ACCEPTANCE CRITERIA


Any compound submitted to Schering pursuant to Paragraph 2.5 shall satisfy each of the following criteria, to the extent applicable, unless waived by Schering:

A.  Novel, patentable structure;

B.  Appropriate physical form, i.e., a soluble solid or salt;

C.  Workable chemical synthesis;

D.  IN VITRO inhibition of an HCV protease with [ *** ]

E. Oral anti-viral activity in [ *** ] models at appropriate doses, to be determined by the Research Committee;

F.  Suitable pharmacokinetics for [ *** ]

G. Consistent absorption (as determined by blood level) in [ *** ] as defined by [ *** ] excluding outliers due to documented technical reasons;

H. No other clinically significant toxicities as determined in general pharmacological screens, including activities against [ *** ] at an acceptable multiple of the anti-viral dose. These will include an assessment of the effects of the test compound on [ *** ] assessment of the effects of the compound on [ *** ] assessment of the effect of the compound on [ *** ] and assessment of the effects of the compound on [ *** ] and

I.  Absence of significant potential for [ *** ]


                          * CONFIDENTIAL TREATMENT REQUESTED

                                      EXHIBIT D

                                  LICENSED PRODUCTS

                                      EXHIBIT E

                            CORVAS SCHEDULE OF EXCEPTIONS


    Collaborative Research and Materials Transfer Agreement between Corvas International, Inc. and University of Florida and its employee, Ben M. Dunn; effective August 26, 1996, for a twelve (12) month period. See Section 10.7.

                                      EXHIBIT F

                                     ARBITRATION

    (a) INITIATION OF ARBITRATION. A party ("COMPLAINING PARTY") which intends to begin an arbitration to resolve a Dispute as contemplated by Paragraph 12.4 of the Agreement ("ARBITRATION") shall initiate the Arbitration by providing written notice ("ARBITRATION REQUEST") of such intent by certified or registered mail or properly documented overnight delivery to the other party ("RESPONDING PARTY"). The Arbitration Request shall include a copy of the Description of Dispute, set forth a proposed solution to the Dispute, and include a suggested time frame within which the parties must act to effect such solution. Contemporaneously with sending the Arbitration Request, the Complaining Party shall submit a copy of the Arbitration Request to the American Arbitration Association in the city in which the Arbitration is to be conducted as provided in Paragraph (d) below.

    (b) SELECTION OF ARBITRATION. Any and all Disputes to be resolved pursuant to Arbitration shall be submitted to a neutral arbitrator ("ARBITRATOR"). The parties shall select the Arbitrator by mutual agreement but if the parties are unable to agree, then the Arbitrator shall be selected in accordance with the procedures of the American Arbitration Association. The Arbitrator shall be a former judge of a state or federal court who shall not be a current or former employee, director or shareholder of, or otherwise have any current or previous relationship with, either party or its respective affiliates.

    (c) AMERICAN ARBITRATION ASSOCIATION RULES. The Arbitration shall be conducted in accordance with the rules of the American Arbitration Association then in effect, subject to the time periods and other provisions of this Exhibit or as otherwise set forth in the Agreement.

    (d) HEARING. Consistent with the time schedule established pursuant to this paragraph (d) and Paragraph (e) below, the Arbitrator shall hold a hearing ("HEARING") to resolve each of the issues identified in the Description of Dispute. To the extent practicable taking into account the nature of the Dispute and the availability of the Arbitrator, the Hearing shall be conducted over a period not to exceed two (2) consecutive business days, with each party entitled to approximately half of the allotted time unless otherwise ordered by the Arbitrator. In the event that Corvas initiates the Arbitration, the Hearing shall be conducted in Newark, New Jersey. In the event that Schering initiates the Arbitration, the Hearing shall be conducted in San Diego, California.

    (e) DISCOVERY. Within ten (10) days of receipt by the Responding Party of the Arbitration Request the parties shall negotiate in good faith the scope and schedule of discovery, including depositions, document production and other discovery devices, taking into account the nature of the Dispute submitted for resolution. If the parties are unable to reach agreement as to the scope and schedule of discovery, the Arbitrator may order such discovery as he or she deems necessary. In either case, such discovery shall be completed within sixty
(60) days from the date of the selection of the Arbitrator. At the hearing, which shall commence within twenty (20) days after the completion of discovery unless the Arbitrator otherwise orders, the parties may present testimony (either live witness or deposition), subject to cross-examination, and documentary evidence.

    (f) HEARING SUBMISSION. At least twenty (20) business days prior to the date set for the Hearing, each party shall submit to each other and the Arbitrator a list of all documents on which such party intends to rely in any oral or written presentation at the Hearing, a list of all witnesses, if any, such party intends to call at the Hearing and a brief summary of each witness' testimony. At least five (5) business days prior to the Hearing, each party must submit to the Arbitrator and serve on each other party proposed findings of fact and conclusions of law on each issue to be resolved. Within five (5) days following the close of the Hearing, each party shall each submit such post-Hearing briefs to the Arbitrator addressing the evidence and issues to be resolved as may be required or permitted by the Arbitrator.

    (g) ARBITRATOR'S DUTIES AND AUTHORITY. The Arbitrator shall preside over and resolve any disputes between the parties in connection with the Arbitration. The Arbitrator shall have sole discretion with regard to the admissibility of any evidence and all other matters relating to the conduct of the Hearing. The Arbitrator shall, in rendering its decision, apply the substantive law of Delaware. The decision of the Arbitrator shall be final and not appealable, except in the case of fraud or bad faith on the part of the Arbitrator in connection with the conduct of such proceedings.

    (h) DECISION AND AWARD. The Arbitrator shall render a decision and award as expeditiously as possible but in no event more than thirty (30) days after the close of the hearing. In making the award the Arbitrator shall rule on each disputed issue. Nothing contained herein shall be construed to permit the Arbitrator or any court or any other forum to award punitive, exemplary or any similar damages. By entering into the Agreement and exercising their rights to arbitrate, the parties expressly waive any claim for punitive, exemplary or any similar damages. The only damages recoverable under this Agreement are compensatory damages.

    (i) COSTS AND EXPENSES. Each party shall pay its own costs (including, without limitation, reasonable attorneys' fees) and expenses in connection with the Arbitration; PROVIDED, HOWEVER, that if the Arbitrator determines that the action of any party was arbitrary, frivolous or in bad faith, the Arbitrator may award such costs and expenses to the prevailing party.

    (j) CONFIDENTIALITY. The Arbitration shall be confidential and, except as required by law, neither party shall make (or instruct the Arbitrator to make) any public announcement with respect to the proceedings or decision of the Arbitrator without the prior written consent of the other party. The existence of any Dispute, and the award of the Arbitrator, shall be kept in confidence by the parties and the Arbitrator, except as required in connection with the enforcement of such award or as otherwise required by applicable law.

    (k) JURISDICTION TO ENFORCE AWARD. For the purposes of these arbitration provisions, the parties acknowledge their diversity of citizenship and agree to accept the jurisdiction of the

Federal District Court in Newark, New Jersey or San Diego, California (as selected by the party seeking to enforce) for the purposes of enforcing awards entered pursuant to these arbitration provisions and for enforcing the agreements reflected in this Paragraph (k).

    (l) EXCLUSIVE PROCEDURES. The procedures specified herein shall be the sole and exclusive procedures for the resolution of Disputes between the parties which are expressly identified for resolution in accordance with these arbitration provisions.

                                      EXHIBIT G

                                    PRESS RELEASE


Contact: Ronald Asinari
         Schering-Plough
         (201) 822-7402

         Angela L. Hartley
         Director, Investor Relations
         (619) 455-9800 ext. 104

                         SCHERING-PLOUGH AND CORVAS ANNOUNCE
                         COLLABORATION ON HEPATITIS RESEARCH

MADISON, N.J., and SAN DIEGO, June XX, 1997 -- Schering-Plough Corporation (NYSE: SGP) and Corvas International, Inc. (Nasdaq: CVAS) today announced an agreement to seek orally bioavailable inhibitors of a key protease necessary for hepatitis C virus (HCV) replication.

The agreement represents the third collaborative effort between the two companies focusing on the discovery and development of protease inhibitors and the first that will utilize Corvas' proprietary combinatorial chemistry program to identify and optimize lead protease inhibitors.

Under terms of the agreement, Schering-Plough will receive an exclusive worldwide license for products developed from Corvas compounds under the research agreement. Schering-Plough will be responsible for all development, manufacturing and marketing of the products. Corvas will receive licensing fees, research and development funding, and payments upon reaching certain milestones, in addition to royalties on sales. Further details of the agreement are not being disclosed.

"Hepatitis is an increasingly widespread and potentially fatal disease," said Jonathan R. Spicehandler, M.D., president of Schering-Plough Research Institute. "This collaboration complements and enhances our internal antiviral research program and may offer a potential new pathway to discover innovative therapies for this medical area," Spicehandler said.

"We have proven our ability to use our combinatorial approach to protease inhibitor discovery in our core cardiovascular research area," said George P. Vlasuk, Ph.D., Corvas' executive vice president, research and development. "This agreement provides a model opportunity to apply this capability to other research areas, such as hepatitis C, while our internal resource remain focused on the targets we know best. Schering-Plough's leadership in the area of antiviral therapeutics makes them an excellent partner to capitalize on the specific protease inhibitor candidates for hepatitis C that may be generated from this alliance," Vlasuk said.

Discovery of oral serine protease inhibitors using proprietary drug design and combinatorial chemistry approaches is a key strength at Corvas. Schering-Plough and Corvas have previously teamed to develop an oral inhibitor of thrombin, and are working together to discover inhibitors of Factor Xa, both of which are key protease enzymes in the blood coagulation cascade. The hepatitis C virus contains a vital enzyme that belongs to the family of serine proteases. Through use of its proprietary combinatorial chemistry program, Corvas hopes to rapidly identify and optimize promising lead inhibitors to be evaluated for possible clinical development under the agreement with Schering-Plough.

Corvas International, Inc. is a biopharmaceutical company engaged in the design and development of a new generation of therapeutic agents for the prevention and treatment of major cardiovascular and inflammatory diseases.

Schering-Plough is a research-based company engaged in the discovery, development, manufacturing and marketing of pharmaceutical and health care products worldwide.

                                      EXHIBIT H

                                HCV ACTIVITY CRITERIA

Inhibition of at least [ *** ] at a concentration of [ *** ] Assays used for determination of such activity shall be assays that were routinely in use during the Research Program or such assays as the Parties may otherwise agree upon.

                          * CONFIDENTIAL TREATMENT REQUESTED

                                      EXHIBIT I

                              BACK-UP COMPOUND CRITERIA

Inhibition of at least [ *** ] at a concentration of [ *** ] Assays used for determination of such activity shall be assays that were routinely in use during the Research Program or such assays as the Parties may otherwise agree upon.

                          * CONFIDENTIAL TREATMENT REQUESTED

                                      EXHIBIT J

                             ADDITIONAL ACTIVITY CRITERIA

Inhibition of at least [ *** ] at a concentration of [ *** ] Assays used for determination of such activity shall be as agreed upon by the Parties.



                          * CONFIDENTIAL TREATMENT REQUESTED